                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549


                                   FORM 8-K/A
                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



                                 December 18, 1996
                ------------------------------------------------
                Date of Report (Date of earliest event reported)



                                 PETsMART, INC.
                ------------------------------------------------
             (Exact name of registrant as specified in its charter)



   Delaware                       0-21888                  94-3024325
---------------                 -----------            ----------------
(State or other                 (Commission            (I.R.S. Employer
 jurisdiction of                File Number)           Identification No.)
 incorporation)



          10000 N. 31st Avenue, Suite C-100, Phoenix, Arizona  85051
        --------------------------------------------------------------
                   (Address of principal executive offices)



                                 (602) 944-7070
                ------------------------------------------------
              (Registrant's telephone number, including area code)


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         The undersigned hereby amends Item 2 of its Current Report on Form 8-K, filed with the Commission on December 31, 1996, to read in full as follows:

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On December 18, 1996, Pet City Holdings plc, a public limited company incorporated in England and Wales ("Pet City Holdings") was acquired (the "Acquisition") by PETsMART, Inc. ("PETsMART") pursuant to a Merger Agreement dated October 24, 1996 (the "Merger Agreement") by and among PETsMART and Pet City Holdings, in connection with a Scheme of Arrangement approved by the High Court of England and Wales on December 18, 1996, as provided for by Section 425 of the Companies Act 1985. See Exhibit 2.1 hereto.(1) Upon consummation of the Acquisition, Pet City Holdings became a wholly-owned subsidiary of PETsMART. The Acquisition is intended to be a tax-free reorganization accounted for as a pooling of interests.

         Pet City Holdings, based in Swindon, England, is a pet industry specialist retailer and operates more than fifty pet superstores located throughout the United Kingdom. The superstores sell a range of pet food, accessories, medicines and other items for companion animals, birds, fish, horses and reptiles. Pet City Holdings also sells pets, but not dogs or cats.

         Pursuant to the Merger Agreement, PETsMART issued a total of approximately 7,800,000 shares of Common Stock, $.0001 par value, of PETsMART (the "Common Stock") to the shareholders of Pet City Holdings. As of December 18, 1996 (the "Effective Time"), each of the 24,270,659 ordinary shares of Pet City Holdings which was outstanding immediately prior to the Effective Time was converted into the right to receive .3214 of a share of Common Stock. Each holder of the 1,255,541 options to purchase ordinary shares of Pet City Holdings which were outstanding immediately prior to the Effective Time was able to elect to: (1) hold and exercise the options for ordinary shares of Pet City Holdings; (2) substitute each option for an option to purchase .3214 of a share of Common Stock at an exercise price equal to the former exercise price divided by .3214 and otherwise on substantially the same terms (including vesting) as the original Pet City Holdings option; or (3) cancel the options in exchange for Common Stock equal in value to the market value of the Common Stock at the Effective Time that would be acquired upon the exercise of such option, net of the option price. As the result of cancellation of options to purchase ordinary shares in Pet City Holdings as described in point (3) above, approximately 43,500 shares of Common Stock have been issued. Holders of all remaining options to purchase ordinary shares in Pet City Holdings are expected to elect to substitute the options for options to purchase Common Stock as described in point (2) above. No optionholders are expected to hold and exercise their options for ordinary shares in Pet City Holdings as described in point (1).

         The aggregate number of shares of Common Stock of PETsMART issued to the shareholders of Pet City Holdings was determined through arms' length negotiations between PETsMART and Pet City Holdings. There was no material relationship between Pet City Holdings and PETsMART or any of PETsMART's affiliates, any director or officer of PETsMART, or any

------------------
(1) Filed as Exhibit 2.1 to the Current Report on Form 8-K, filed with the Commission on December 31, 1996.

                                     2.
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associate of any such director or officer.  The Common Stock of PETsMART used to acquire Pet City Holdings was not registered under the Securities Act of 1933, as amended (the "1933 Act"), in reliance upon the exemption from the registration requirements of the 1933 Act provided by Section 3(a)(10) thereof. Former holders of approximately 13,683,242 ordinary shares of Pet City Holdings have signed affiliate agreements with PETsMART under which they have agreed not to sell any of the 4,397,788 PETsMART shares they received in the transaction prior to the release of PETsMART's fiscal year end results. Upon completion of the acquisition, Richard Northcott, Chairman of Pet City Holdings, became a director of PETsMART and Giles Clarke, Chief Executive Officer of Pet City Holdings, became Executive Vice President - Europe of PETsMART. Mr. Clarke has entered into a two year employment contract with PETsMART and Pet City Holdings which provides for a salary of L180,000 per year, as well as bonus, pension contribution, insurance and other compensation. Both Mr. Clarke and Mr. Northcott have entered into agreements restricting their ability to compete with Pet City Holdings for five years from the date of the Acquisition.

                                     3.
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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   PETsMART, INC.



February 13, 1997                  By:  /s/ C. Donald Dorsey
                                      ---------------------------------
                                      C. Donald Dorsey
                                      Executive Vice President


                                     4.